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EXHIBIT 10.15

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Fischer Imaging Corporation
LOAN OFFICER:	Bill Nay
DATE:	November 18, 2003
	Line Fee	$20,000.00
	Documentation Fee	250.00
	TOTAL FEE DUE	$20,250.00

Please indicate the method of payment:

☒	A check for the total amount is attached.
☐	Debit DDA #	for the total amount.
☐	Loan proceeds
/s/ STEPHEN BURKE	11-18-03

Borrower	(Date)
/s/ KEVIN L. GROSSMAN	11-19-03

Silicon Valley Bank	(Date)
Account Officer's Signature

ACCOUNTS RECEIVABLE FINANCING MODIFICATION AGREEMENT

        This Accounts Receivable Financing Modification Agreement is entered into as of November 18, 2003, by and between Fischer Imaging Corporation (the "Borrower") and Silicon Valley Bank ("Bank").

        1.    DESCRIPTION OF EXISTING INDEBTEDNESS:    Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Accounts Receivable Financing Agreement, dated June 11, 2003 by and between Borrower and Bank, as may be amended from time to time (the "Accounts Receivable Financing Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts Receivable Financing Agreement.

        Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and in that certain Intellectual Property Security Agreement (the "IP Agreement").

        Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Accounts Receivable Financing Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the "Existing Documents."

        2.    DESCRIPTION OF CHANGE IN TERMS.

            A.    Modification(s) to Accounts Receivable Financing Agreement:

              (1)   The following terms as defined in Section 1 entitled "Definitions" are hereby amended to read as follows:

                "Maturity Date" is December 9, 2004.

                "Ineligible Receivable" is any accounts receivable:

                (A)  that is unpaid (90) calendar days after the invoice date; or

                (B)  that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

                (C)  for which there has been any breach of warranty or representation in Section 6 or any breach of any covenant in this Agreement; or

                (D)  for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment; or

                (E)  for which Borrower's inventory has not been shipped and installed.

              (2)   Section 3.4 entitled "Collateral Handling Fee" is hereby amended in part to require such fee due only when outstanding Advances exist at any time during the related Reconciliation Period.

              (3)   Effective as of October 1, 2003, item "(L)" under Section 6.2 entitled "Affirmative Covenants" is hereby amended to read as follows:

      Borrower will maintain at all times a Tangible Net Worth of no less than $18,000,000, which such amount may be adjusted from time-to-time by Bank in Bank's sole discretion.

              (4)   Notwithstanding the terms and conditions stated in Section 6.3 entitled "Negative Covenants" Borrower may enter into capital lease agreements with other Persons provided that such leases do not exceed $1,000,000 in the aggregate and any liens related to such leases are purchase money liens on specific equipment and confined to the property and improvements and the proceeds of the sale of such equipment.

              (5)   On or prior to February 18, 2004, repayment of the Obligations shall be guaranteed by any and all Subsidiaries of Borrower and such Subsidiaries shall execute Bank's standard unconditional guaranty agreement.

            B.    Modification(s) to IP Agreement.

              (1)   Item "(g)" under Section 3 entitled "Covenants and Warranties" is hereby amended to read as follows:

        Grantor shall not register any Copyrights or Mask Works with the United States Copyright Office unless it: (i) has given at least fifteen (15) days' prior notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank's security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Grantor shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works. Grantor shall provide written notice to Bank of any application filed by Grantor in the United States Patent Trademark Office for a patent or to register a trademark or service mark within 30 days of any such filing;

            C.    Waiver of Financial Covenant Default.

              (1)   Bank hereby waives Borrower's existing default under the Accounts Receivable Financing Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth financial covenant through September 30, 2003. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, beginning with October 1, 2003, Borrower shall be in compliance with this covenant, as amended herein.

        Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

        3.    CONSISTENT CHANGES.    The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

        4.    PAYMENT OF LINE FEE.    Borrower shall pay Bank a fee in the amount of Twenty Thousand Dollars ($20,000) ("Line Fee") plus all out-of-pocket expenses.

        5.    NO DEFENSES OF BORROWER.    Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

        6.    CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable

Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Financing Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Accounts Receivable Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Accounts Receivable Financing Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Financing Modification Agreement, but also to any subsequent Accounts Receivable Financing modification agreements.

        7.    CONDITIONS.    The effectiveness of this Accounts Receivable Financing Modification Agreement is conditioned upon payment of the Line Fee.

        8.    COUNTERSIGNATURE.    This Accounts Receivable Financing Modification Agreement shall become effective only when executed by Borrower and Bank.

        This Accounts Receivable Financing Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:
Fischer Imaging Corporation		Silicon Valley Bank
By:	/s/ STEPHEN BURKE	By:	/s/ KEVIN L. GROSSMAN
Name:	Stephen Burke	Name:	Kevin L. Grossman
Title:	EVP Finance & CFO	Title:	SVP

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PRO FORMA INVOICE FOR LOAN CHARGES